Exhibit 31.1
CERTIFICATION
     I, Tansukh V. Ganatra, certify that:
     1. I have reviewed this Quarterly Report on Form 10-Q/A of US LEC Corp.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: February 6, 2007

By:	/s/ Tansukh V. Ganatra Tansukh V. Ganatra
Chief Executive Officer